SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES AND EXCHANGE ACT


           Date of report (Date of earliest event reported): July 2, 1999


                            DIGITRAN SYSTEMS, INCORPORATED.
               (Exact Name of Registrant as Specified in Charter)


            DELAWARE                  1-11034                72-0861671
(State or Other Jurisdiction     (Commission             (IRS Employer
       of Incorporation)         File Number)          Identification No.)

2176 NORTH MAIN, P.O. BOX 6310, NORTH LOGAN, UTAH              84341-6310
      (Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code:   (435) 752-9067

{Item 4 was previously reported and filed and is now being amended to more accurately reflect stipulations referred to in Item 304(a)(1)(i). This report is filed to amend the previous report.}

Item 4.  Changes in Registrant's Certifying Accountant.

         On July 2, 1999, Digitran Systems, Incorporated (the "Company") notified Tanner + Co. (the "Former Accountant") that the client-auditor relationship had been terminated. The Former Accountant had served as the Company's independent public accountant prior to this termination. The Former Accountant's report on the financial statements as of and for the years ended April 30, 1998 and 1997 was qualified with respect to the Company's ability to continue as a going concern. There were no disagreements with the Former Accountant as of and for the years ended April 30, 1998 and 1997 and the subsequent interim period through July 2, 1999 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s) in connection with their report.

The Company has engaged Jones, Jensen & Company as of July 2, 1999 to replace the Former Accountant as the Company's independent certifying public accountant. The engagement of the new accountants was ratified by the Company's Board of Directors at the July 1, 1999 meeting of the Board.
Item 7.  Financial Statements and Exhibits


   (c) Exhibits:

                  16.1 Letter on amendment changes in certifying public accountant.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


July 19, 1999
-------------
Date
                                    By:/s/ Loretta Trevers, President
                                       ------------------------------
                                           Loretta Trevers, President